Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 26, 2023, with respect to the consolidated financial statements of Charter Communications, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

St. Louis, Missouri
December 15, 2023